E-Z-EM, Inc.

                             1983 STOCK OPTION PLAN
                      (As amended through October 19, 1999)


1.   PURPOSE OF PLAN
     ---------------

     The purpose of the Plan is to assist the Company in the continued employment of valued employees by offering them a greater stake in the Company's success and a closer identity with it, and to aid in gaining the services of individuals whose employment would be helpful to the Company and would contribute to its success.

2.   DEFINITIONS
     -----------

     (a) "Board" means the board of directors of the Parent Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the committee described in Paragraph 5.

     (d) "Company" means E-Z-EM, Inc. and each of its Subsidiary Companies.

     (e) "Date of Grant" means the date on which an Option is granted.

     (f) "Incentive Stock Option" shall mean an option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option and containing the terms specified herein for Incentive Stock Options.

     (g) "Non-Qualified Option" shall mean an option granted under the Plan, designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options.

     (h) "Option" means any stock option granted under the Plan and described either in Paragraph 3(a) or 3(b).

     (i) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

     (j) "Parent Company" means E-Z-EM, Inc.

     (k) "Shares" means shares of common stock of the Parent Company.

     (l) "Subsidiary Companies" means all corporations that, at the time in question, are subsidiary corporations of the Parent Company within the meaning of Section 425(f) of the Code.

     (m) "Ten Percent Shareholder" means a person who on the Date of the Grant owns, either directly or within the meaning of the attribution rules contained in Section 425(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of his or her employer


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corporation or of its parent or subsidiary corporations, as defined respectively in Sections 425 (e) and (f) of the Code.

     (n) "Value" means on any given date, the closing price of the Shares as reported by NASDAQ, or if listed on a national exchange, the closing price of the Shares of such exchange on such date.

3.   RIGHTS TO BE GRANTED
     --------------------

     Rights that may be granted under the Plan are:

     (a) Incentive Stock Options, that give the Optionee the right for a specified time period to purchase a specified number of Shares for a price not less than their Value on the Date of Grant; and

     (b) Non-Qualified Options, that give the Optionee the right for a specified time period to purchase a specified number of Shares for a price not less than their Value on the Date of the Grant.

     Options granted prior to and exercised on or after October 26, 1992 are exercisable for Shares consisting of half Class A Common Stock and half Class B Common Stock. Options granted on or after October 26, 1992 are exercisable for Shares consisting of Class B Common Stock only.

4.   STOCK SUBJECT TO PLAN
     ---------------------

     Not more than 2,400,000 Shares in the aggregate may be issued pursuant to the Plan upon exercise of Options. If an Option terminates without having been exercised in whole or part, other Options may be granted covering the Shares as to which the Options was not exercised. Notwithstanding anything contained in the Plan to the contrary, no recipient of Options may be granted options to purchase in excess of twenty-five percent (25%) of the maximum number of Shares authorized to be issued under the Plan.

5.   ADMINISTRATION OF PLAN
     ----------------------

     To the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 (or any similar rule of the Securities and Exchange Commission), the Plan shall be administered by the Compensation Committee, which shall be composed of two directors of the Parent Company, appointed by the Board.

6.   GRANT OF RIGHTS
     ---------------

     The Committee may grant Options to eligible employees of the Company.



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7.   ELIGIBILITY
     -----------

     (a) Options may be granted only to employees of the Company who are officers or persons whose principal duties consist of supervising the work of other employees of the Company, including employees who are also directors.

     (b) An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the Option Price and period of exercise as are provided in Paragraph 8 with respect to such a person.

8.   OPTION AGREEMENTS AND TERMS
     ---------------------------

     All options shall be granted within ten years of December 31, 1995 and be evidenced by option agreements that shall be executed on behalf of the Parent Company and by the respective Optionees. The terms of each such agreement shall be determined from time to time by the Committee consistent, however, with the following:

     (a) Option  Price.  The option price per Share shall be  determined  by the
         -------------
Committee but shall not be less than 100 percent of the Value of the Shares on the Date of Grant; provided that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110 percent of the Value of the Shares on the Date of Grant.

     (b)  Restriction on  Transferability.  An Option shall not be  transferable
          -------------------------------
otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by him or her. Upon the death of an Optionee, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Options in accordance with the provisions of Paragraph 8(e).

     (c)  Payment.  Full  payment for Shares  purchased  upon the exercise of an
          -------
Option shall be made in cash or, at the election of the Optionee and subject to the approval of the Committee, by surrendering Shares with an aggregate Value equal to the aggregate option price or by delivering such combination of Shares and cash as the Committee may in its discretion approve.

     (d) Issuance of  Certificates;  Payment of Cash. Only whole Shares shall be
         -------------------------------------------
issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon payment of the option price, a certificate for the number of whole Shares and a check for the Value on the date of exercise of the fractional share to which the Optionee is entitled shall be delivered to such Optionee by the Parent Company. If listed on a national exchange, the Parent Company shall not be obligated to deliver any certificates for Shares until such


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Shares  have been listed (or  authorized  for listing  upon  official  notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

     (e) Periods of Exercise of Options. An Option shall be exercisable in whole
         ------------------------------
or in part at such time as may be determined by the Committee and stated in the option agreement, provided that an Incentive Stock Option shall not be exercisable after five years from the Date of Grant in the case of an Option granted to a Ten Percent Shareholder and any other Option shall not be exercisable after ten years from the Date of Grant in all other cases, except as provided below:

     (i) Subject to the limitations on the exercise of Incentive Stock Options contained in Paragraph 9, in the event that an Optionee ceases to be employed by the Company for any reason other than death, an Option shall not be exercisable after 3 months from the date the Optionee ceases to be employed by the Company; provided that if such cessation of employment is due to the disability or the retirement of the Optionee he or she shall have the right to exercise his or her Options to the extent determined by the Committee in its discretion and set forth in the option agreement, even if the date of exercise is within any time period prescribed by the Plan prior to which such Option shall not be exercisable, provided, however,
              -------------------
that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of Ten Percent Shareholder and no other Option shall be exercisable after ten years from the Date of Grant in all other cases; and

     (ii) In the event that an Optionee ceases to be employed by the Company by reason of his or her death, an Incentive Stock Option shall not be exercisable after six months from the date of death and a Non-Qualified Option shall not be exercisable after one year from the date of death; provided that in such event, the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution may exercise any of the descendent's Options to the extent determined by the Committee in its discretion and set forth in the option agreement, even if the date of exercise is within any time period prescribed by the Plan prior to which such Option shall not be exercisable, and provided that an Incentive Stock Option shall not be exercisable after five years from the Date of Grant in the case of a Ten Percent Shareholder and any to her Option shall not be exercisable after ten years from the Date of


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Grant in all other cases.

        (f) Date of  Exercise.  The date of exercise  of an Option  shall be the
            -----------------
date on which written notice of exercise, addressed to the Parent Company at its main office to the attention of its Treasurer, is hand delivered, telecopied or mailed, first class postage prepaid; provided that the Parent Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must state whether the Optionee is exercising an Incentive Stock Option or a Non-Qualified Option and must include a statement of preference as to the manner in which payment to the Parent Company shall be made (Shares or cash or a combination of Shares and cash).

     (g)  Termination  of Status.  For the purposes of the Plan a transfer of an
          ----------------------
employee between two employers, each of which is a Company, shall not be deemed a termination of employment.

     (h) No Relation Between Incentive Stock Options and Non-Qualified  Options.
         -----------------------------------------------------------------------
The grant, exercise, termination or expiration of any Incentive Stock Option granted to an Optionee shall have no effect upon any Non-Qualified Option held by such Optionee, nor shall the grant, exercise, termination or expiration of any Non-Qualified Option granted to an Optionee have any effect upon any Incentive Stock Option held by such Optionee.

     (i) Continued  Employment.  Each Optionee holding an Incentive Stock Option
         ---------------------
shall agree that the Company shall have the right to require him or her to continue in the service of the Company for such period, not less than two years from the date the option was granted, as the Board may determine and as may be stated in the option agreement.

     (j)  Conversion  of  Incentive  Stock  Options.  With  the  consent  of the
          -----------------------------------------
Committee, an Optionee holding an Incentive Stock Option may convert such Option to a Non-Qualified Option in which event, unless otherwise determined by the Committee and stated in the amended option agreement (i) such Option shall be exercisable until ten years from the original Date of Grant, (ii) the option price per Share shall be 100 percent of the Value of the Shares on the original Date of Grant, and (iii) such Option shall thereupon cease to be an Incentive Stock Option hereunder and shall be a Non-Qualified Option hereunder.

9.   LIMITATION ON EXERCISE OF INCENTIVE STOCK OPTIONS
     -------------------------------------------------

     The aggregate fair market value (determined as of the time Options are


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granted) of the shares with respect to which  Incentive  Stock Options may first become exercisable by an Optionee in any one calendar year under the Plan and any other plan of his or her employer corporation and its parent subsidiary corporations, as defined respectively in Sections 425(e) and (f) of the Code, shall not exceed $100,000. The foregoing limitation shall apply only to Incentive Stock Options granted under the Plan, and not to any other Options granted under the Plan.

10.  RIGHTS AS STOCKHOLDERS
     ----------------------

     An Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Options until the date of issuance of a stock certificate to him or her for such Shares.

11.  CHANGES IN CAPITALIZATION
     -------------------------

     In  the  event  of  a  stock  dividend,   stock  split,   recapitalization,
combination, subdivision, issuance of rights to all stockholders, or other similar corporate change, the Board shall make an appropriate adjustment in the aggregate number of Shares that may be subject to Options, and the number of Shares subject to, and the option price of, each then-outstanding Option.

12.  MERGERS, DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS
     ----------------------------------------------------

     If during the term of any Option the Parent Company or any of the Subsidiary Companies shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Parent Company, the Parent Company may choose to take no action with regard to the Options outstanding or to take any of the following courses of action:

     (a) Subject to the limitations on the exercise of Incentive Stock Options contained in Paragraph 9, not less than 15 days nor more than 60 days prior to any such transaction all Optionees shall be notified that their Options shall expire on the 15th day after the date of such notice, in which event all Optionees shall have the right to exercise all of their Options prior to such new expiration date;

     (b) The Parent Company shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options to the Optionees to acquire shares in such corporation with respect to which the excess of the fair market value of


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the  shares  of such  corporation  immediately  after the  consummation  of such merger, consolidation, combination or acquisition over the option price, shall not be greater than the excess of the Value of the Shares over the option price of Options, immediately prior to the consummation of such merger, consolidation, combination or acquisition; or

     (c) The Parent Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees to realize the value of rights granted to them under the Plan.

13.  PLAN NOT TO AFFECT EMPLOYMENT
     -----------------------------

     Neither the Plan nor any Option shall confer upon any employee of the Company any right to continue in the employment of the Company.

14.  INTERPRETATION
     --------------

     The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Incentive Stock Options shall constitute incentive stock options within the meaning of Section 422A of the Code, that the Non-Qualified Options shall constitute property subject to federal income tax pursuant to the provisions of
Section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

15.  AMENDMENTS
     ----------

     The Plan may be amended by the Board, but any amendment that increases the aggregate number of Shares that may be issued pursuant to the Plan upon exercise of Options (otherwise than pursuant to Paragraph 11), that changes the class of eligible employees, or that otherwise requires the approval of the shareholders of the Parent Company in order to maintain the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission shall require the approval of the holders of such portion of the shares of the capital stock of the Parent Company present and entitled to vote on such amendment as is required by applicable state law and the terms of Parent Company's capital stock to make the amendment effective. No outstanding Option shall be affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option.

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16.  SECURITIES LAWS
     ---------------

     The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

17.  EFFECTIVE DATE AND TERM OF PLAN
     -------------------------------

     The Plan shall become effective on August 9, 1983, the date on which the Plan was adopted by the Board and shall expire on December 31, 2005 unless sooner terminated by the Board. The Board shall submit the Plan to the shareholders of the Parent Company for their approval at the first annual meeting of shareholders held after August 8, 1983 unless such shareholders' approval shall have been obtained prior to such meeting. Any Option granted before the approval of the Plan by the Parent Company's shareholders shall be expressly conditioned upon, and shall not be exercisable until, such approval. If such shareholder approval is not received before August 7, 1984 the Board shall have the right to terminate the Plan, in which case all Options granted under the Plan shall expire.


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